UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2015

ASIAN DEVELOPMENT FRONTIER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Unit A, 21 Floor
128 Wellington Street
Central, Hong Kong	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 852-3106-3133

Blue Sky Petroleum Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

As previously announced, on June 10, 2015, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Asian Development Frontier Inc., a Nevada corporation, to effect a name change from Blue Sky Petroleum Inc. to Asian Development Frontier Inc. Asian Development Frontier Inc. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed and become effective with the Nevada Secretary of State on July 9, 2015.

The name change has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of July 9, 2015.

The name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on July 9, 2015 under the symbol "ADFI". Our new CUSIP number is 04521W101.

Item 9.01	Financial Statements and Exhibits

3.1	Articles of Merger filed with the Nevada Secretary of State on June 26, 2015 with an effective date of July 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN DEVELOPMENT FRONTIER INC.

/s/ Alvin Lee Jin Han
Alvin Lee Jin Han
President and Director

Date	July 8, 2015